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                                                               Exhibit 3.i(ss)

                          CERTIFICATE OF INCORPORATION
                                       OF
                               KAC HOLDINGS, INC.

         FIRST: The name of the corporation is KAC HOLDINGS, INC.

         SECOND: The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover 19901, County of Kent. The name of its registered agent at such address is United States Corporation Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The aggregate number of shares of capital stock which the Corporation is authorized to issue is 1,000 shares, no par value per share, designated "Common Stock". The voting powers and the designations, preferences, and the relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions on, the Common Stock are as follows:

                 (1) As used in this Certificate of Incorporation, the following terms shall have the following meanings:

                           (a) "BOARD" shall mean the Board of Directors of the
                 Corporation.

                           (b) "CORPORATION" shall mean KAC Holdings, Inc.


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                           (c) "SUBSIDIARY shall mean any corporation at least
                  50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries.

                 (2) (a) Except as provided in Subsection (b), each holder of a share of Common Stock shall be entitled to vote an all matters and shall be entitled to one vote for each share of Common Stock held.

                           (b) At all stockholders' meetings at which directors
                  of the Corporation are to be elected, each holder of Common Stock entitled to vote shall have as many votes as shall equal the number of shares of Common Stock owned by him, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

                           (c) The affirmative vote of the holders of not less
                  than 85% of the outstanding Common Stock shall be required in order to authorize:

                                  (i) any amendment of this Article FOURTH or of
                           Article SIXTH; or

                                  (ii) any amendment to the by-laws of the
                           Corporation.

         FIFTH: The name and mailing address of the incorporator is Norman M. Gold, 333 West Wacker Drive, Suite 2600, Chicago, Illinois 60606.

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         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The number of directors of the Corporation shall be five. Election of directors need not be by ballot unless the by-laws so provide.

                  (2) The Board shall have power without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purposes; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                  (3) The Board in its discretion may submit any contract or act theretofore approved by the Board for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the

         Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                 (5) The stockholders shall have the sole power to adopt, alter, amend or rescind the by-laws of the Corporation.

                 (6) The affirmative vote of not less than four of the directors shall be required in order to authorize the taking of any of the following actions by the Corporation:

                           (a) The disposition by the Corporation of a material
                  portion of its assets or of the business of a Subsidiary (whether through a sale of assets, sale of stock, merger or otherwise) unless the entire business of the Corporation and all of the Corporation's Subsidiaries is being disposed of in the transaction;

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                           (b) the termination of employment or modification of
                  employment terms of any executive officer Of any Subsidiary;

                           (c) the issuance of any additional shares of Common
                  Stock or securities convertible into, or warrants for the issuance of Common Stock; or

                           (d) any amendment to this Certificate of
                  Incorporation; or

                           (e) The termination or any amendment of any
                  shareholders' agreement involving subsidiaries of the Corporation.

         SEVENTH: The election of directors need not be by written ballot.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholdes or class of stockholders of

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this corporation, as the case may be, to be summoned in such manner as the said court directs. if a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereunto set his hand and seal this 6th day of January, 1986.

                                                /s/  Norman M. Gold
                                                --------------------------------
                                                Norman M. Gold
                                                Sole incorporator

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                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                              KAC HOLDINGS, INC.

        KAC HOLDINGS, INC., a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation.

        RESOLVED: That the Certificate of Incorporation of KAC Holdings, Inc. be amended by changing the Article thereof numbered FOURTH so that, as amended such Article shall be and read as follows:

        "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 601,000 shares, consisting of: 600,000 shares of Preferred Stock, par value of $100.00 per share and 1,000 shares of Common Stock, having no par value.

        (1) As used in this Certificate of Incorporation, the following terms shall have the following meanings:

                (a) "BOARD" shall mean the Board of Directors of the Corporation.

                (b)  "CORPORATION" shall mean KAC Holdings, Inc.

                (c) "SUBSIDIARY" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries.

        (2) The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations and

                (a) may have such voting powers, full or limited, greater than, less than or equal to those of the Common Stock, or may be without voting powers and may have such sinking fund provisions;

                (b) may be subject to redemption at such time or times and at such prices;

                (c) may be entitled to receive such dividends (which may be cumulative or non-cumulative, compounding or non-compounding) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                (d) may have such rights and preferences upon dissolution of, or upon any distribution of the assets of, the Corporation;

                (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes or series of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and

                (f) shall have such other designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof;

as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority so to do which is hereby vested in the Board of Directors of the Corporation.

        (3) (a) Except as provided in Subsection (b), each holder of a share of Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each share of Common Stock held.

                (b) At all stockholders' meetings at which directors of the Corporation are to be elected, each holder of Common Stock entitled to vote shall have as many votes as shall equal the number of shares of Common Stock owned by him, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

                (c) The affirmative vote of the holders of not less than 85% of the outstanding Common Stock shall be required in order to authorize:

                        (i) any amendment of this Article FOURTH or of
                Article SIXTH; or

                       (ii) any amendment to the by-laws of the Corporation."

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said KAC HOLDINGS, INC. has caused this certificate to be signed by Jay D. Proops, its Vice President, and Norman M. Gold, its Assistant Secretary, this 23rd day of October, 1987.

                             KAC HOLDINGS, INC.

                             By: /s/ Jay D. Proops
                                 -------------------------------
                                 Jay D. Proops, Vice President

Attested by:

/s/ Norman M. Gold
-----------------------
Norman M. Gold,
Assistant Secretary

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                             KAC HOLDINGS, INC.

     KAC HOLDINGS, INC., a Delaware corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST:    That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation:

     (i) That Article FIRST of the Certificate of Incorporation is hereby amended in its entirety to read as follows:"

           FIRST: The name of the corporation is The Vigoro Corporation."

     (ii) That the first sentence of Article FOURTH of the Certificate of Incorporation is amended to read as follows:

           "The total number of shares of all classes of stock which the corporation shall have authority to issue is 50,600,000 consisting of 600,000 shares of Preferred Stock, $100.00 par value per share, and 50,000,000 shares of Common Stock, $.01 par value per share."

     (iii) No other provisions of the Certificate of Incorporation are amended by this Certificate.

     SECOND:   Immediately following the filing of this Certificate, each issued and outstanding share of Common Stock, no par value, of the corporation ("Old Common") shall be exchanged for and converted into one share of Common Stock, $.01 par value per share, of the corporation ("New Common"); and each certificate representing Old Common shall be deemed to represent the New Common issued by virtue of this section in exchange for the Old Common, without further action by either the corporation or the stockholders.

     THIRD:    That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

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     FOURTH:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said KAC HOLDINGS, INC. has caused this Certificate to be signed by Joseph P. Sullivan, its President and Jay D. Proops, its Secretary, this 20th day of March, 1991.


                                       KAC HOLDINGS, INC.


                                       By  /s/ JOSEPH P. SULLIVAN
                                          -------------------------------------
                                          Joseph P. Sullivan, President

ATTEST:


/s/ JAY D. PROOPS
---------------------------------------
Jay D. Proops, Secretary

                            CERTIFICATE OF AMENDMENT
                                      TO THE
                          CERTIFICATE OF INCORPORATION
                                        OF
                             THE VIGORO CORPORATION

     THE VIGORO CORPORATION, a Delaware corporation (the "Corporation"), organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST:    That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation:

     (i) That Article THIRD of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

           "THIRD:   The nature of the business or purposes to be conducted
           or promoted is to engage in any business in which the Corporation was engaged on March 21, 1991, in producing, manufacturing and distributing any products sold by the Corporation on March 21, 1991 and in producing, manufacturing, distributing and selling any related products, components, derivatives and services and engaging in any similar or related businesses and any lawful act or activity related thereto."

     (ii) That Paragraph (3) of Article FOURTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

           "(3) Subject to the provisions of this Article FOURTH and of the Delaware General Corporation Law, the holders of Common stock shall have one vote per share of common stock on all matters on which holders of Common stock are entitled to vote.
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     (iii) That the first sentence of Paragraph (1) of Article SIXTH of the
           Certificate of Incorporation is hereby amended in its entirety to read as follows:

           "The number of directors of the Corporation shall be determined in accordance with the By-Laws."

     (iv) That Paragraph (5) of Article SIXTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

           "(5) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation."

     (v) That the first line of Paragraph (6) of Article SIXTH of the Certificate of Incorporation is hereby amended by replacing the word "four" with the phrase "eighty percent".

     (vi) That the Certificate of Incorporation is hereby amended by the addition of Article NINTH:

           "NINTH:   (a)  The Corporation shall indemnify (i) any person who
           was a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (ii) any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under
           Section 145 of the Delaware General Corporation Law, as amended from time to time, or the indemnification provisions of any successor statute.

           (b) The foregoing provisions of this Article NINTH shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article NINTH is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or therefore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article NINTH. The Board of Directors in its discretion shall have power on behalf of the Corporation to enter into agreements with respect to the indemnification of any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee, agent or otherwise acting on behalf of the Corporation or serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

     (vii) That the Certificate of Incorporation is hereby amended by the addition of Article TENTH:

           "TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
           (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after this Amendment to Certificate of Incorporation becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                Any repeal or modification of the provisions of this Article TENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such appeal or modification. In the event that any of the provisions of this Article TENTH (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law."

     (vii) That the Certificate of Incorporation is hereby amended by the addition of Article ELEVENTH:

           "ELEVENTH:  A.  For purposes of this Article ELEVENTH:

           (1) The term "Act" means the Securities Exchange Act of 1934, as amended.

           (2) The term "Equity Security" means an equity security (within the meaning ascribed to such term in Section 3(a)(11) of the Act) of the Corporation which is registered pursuant to Section 12 of the Act.

           (3) The term "Fair Market Value" means, in the case of any Equity Security, the average of the last closing sale price per share on the 30 most recent trading days on which a sale of such Equity Security occurred preceding the earlier of the date of any purchase subject to Section B of this Article ELEVENTH, or the date of any agreement in respect thereof (such earlier date, the "Valuation Date"), as quoted on the principal United States securities exchange registered under the Act on which the security is listed, or, if not so listed or admitted to trading on any United States securities exchange, as reported on the NASDAQ National Market System, or if not so reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or if no such quotations are available, the fair market value on the Valuation Date of such security as determined by the Board of Directors in good faith.

           (4) The term "Person" shall mean any individual, corporation, partnership, joint venture or other entity and shall include any group comprised of such Person and any other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing, of Voting Stock, and any other Person who is a member of such group.

           (5) The term "Five Percent Holder" shall mean and include any Person which, together with such Person's Affiliates and Associates, is (a) the Beneficial Owner of an aggregate of five percent or more of the outstanding shares of any class of Voting Stock of the Corporation, (b) any Affiliate or Associate of any such Person, (c) was such a Beneficial Owner at any time within the two-year period immediately prior to the Valuation Date, or (d) is a purchaser or assignee of, or has otherwise succeeded to, any Voting Stock which was at any time within the two-year period immediately prior to the Valuation Date owned by any such Beneficial Owner, if such purchase, assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

           (6) The terms "Affiliate" and "Associate" shall have the meanings ascribed to them in Rule 12b-2 of the General Rules and Regulations under the Act.

           (7) The term "Beneficial Owner" shall mean any Person who (i) beneficially owns shares of Voting Stock within the meaning of Rule 13d-3 of the General Rules and Regulations under the Act or (ii) has the right to acquire Voting Stock (whether or not such right is exercisable immediately) pursuant to any agreement, contract, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

           (8) The term "Voting Stock" shall mean all of the outstanding shares of the Corporation's Common Stock, and the outstanding shares of any class or series of stock entitled to vote on each matter on which the holders of such Common Stock shall be entitled to vote, and each reference to a vote or a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by all such shares.

           (9) In any determination whether a Person is a Five Percent Holder for purposes of this Article ELEVENTH, the shares of the relevant class of securities owned by such Person and the aggregate amount of shares of the relevant class then outstanding shall include all such securities deemed owned by such Person and its Affiliates and Associates through application of Paragraph A(7)(ii) of this Article ELEVENTH but there shall not be included in the aggregate amount of shares of the relevant class of securities then outstanding, any other securities of such class which may be issuable to any other Person pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

           B. Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security of any class or series from any Five Percent Holder, if such Five Percent Holder has been the Beneficial Owner of such security for less than two years prior to the earlier of the date of such purchase or any agreement in respect thereof, at a price in excess of the Fair Market Value thereof, shall, except as hereinafter expressly provided, require prior to the consummation thereof of the affirmative vote of the holders of at least a majority of the aggregate voting power of the Voting Stock, excluding Voting Stock of which such Five Percent Holder is the Beneficial Owner, voting together as a single class;
                provided, however, that the foregoing majority voting requirement shall not be applicable with respect to (i) any purchase or other acquisition of an Equity Security made as part of a tender or exchange offer by the Corporation to purchase Equity Securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Act and the rules and regulations thereunder (or any successor provisions to the Act, or such rules or regulations), (ii) a purchase program effected on the open market approved by the Board of Directors of the Corporation and not the result of a privately-negotiated transaction, (iii) any optional or required purchase, acquisition, exchange or redemption of an Equity Security pursuant to the terms of such security, or
                (iv) any purchase or acquisition approved by a disinterested majority of the Board of Directors. Unless such majority voting requirement is expressly inapplicable pursuant to the terms of the immediately preceding provision, such affirmative vote shall be required notwithstanding the fact that no vote may be required not withstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, and shall be in addition to any affirmative vote of stockholders required by any provision of law, any other provision of this Certificate of Incorporation or the By-Laws of this Corporation, or any policy adopted by the Board of Directors of this Corporation. In determining whether a Five Percent Holder has been a Beneficial Owner of such security for the time periods as above described, all periods of time prior to the date of calculation when such Five Percent
                Holder has been an Affiliate of a Five Percent Holder shall be included.

           C. The Board of Directors shall have the power to interpret all the provisions of this Article ELEVENTH and their application to a particular transaction, including, without limitation, the power to determine (i) whether a Person is a Five Percent Holder, (ii) the number of shares of Voting Stock or other Equity Securities of which any Person and its Affiliates and Associates are the Beneficial Owners, (iii) whether a Person is an Affiliate or Associate of another, and (iv) what is Fair Market Value and whether a price is above Fair Market Value as of a given date. Any such determination made by the Board of Directors shall be conclusive and binding to the fullest extent permitted by law.

           D. The provisions set forth in this Article ELEVENTH may not be amended, altered, changed or repealed in any respect and no provision inconsistent herewith shall be adopted unless such action is approved by the affirmative vote of the holders of at least 80 percent of the aggregate voting power of the Voting Stock of the Corporation at any annual meeting of shareholders or at any special meeting duly called for that purpose, provided notice of such amendment, alteration, change or repeal or adoption be included in the notice of the special meeting; provided, however, that if there is a Five Percent Holder who has been the Beneficial Owner of Voting Stock for less than two years prior to the date of the vote, such action must also be approved by the affirmative vote of the holders of at least
                80 percent of the aggregate voting power of the Voting Stock excluding Voting Stock of which any such Five Percent Holder is the Beneficial Owner."

   (ix) No other provisions of the Certificate of Incorporation are amended by this Certificate.

   SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the Delaware General Corporation Law.

   IN WITNESS WHEREOF, The Vigoro Corporation has caused this Certificate to be signed by Jay D. Proops, its President and by Karen E. Nyman, its Assistant Secretary, this 25th day of March, 1991.

                                       THE VIGORO CORPORATION

                                   By: /s/ Jay D. Proops
                                       --------------------------------
                                       Jay D. Proops, President

ATTEST:

/s/ Karen E. Nyman
----------------------------
Karen E. Nyman,
Assistant Secretary

                         CERTIFICATE OF AMENDMENT

                                 TO THE

                        CERTIFICATE OF INCORPORATION

                                   OF

                         THE VIGORO CORPORATION

        THE VIGORO CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY AS FOLLOWS:

        1. That the Board of Directors of the Corporation, at a meeting duly called and held on September 29, 1994, at which a quorum was present, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation:

                That ARTICLE THIRD of the Certificate of Incorporation be amended in its entirety to read as follows:

                "THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same may be amended from time to time."

        2. That the stockholders of the Corporation, at a meeting duly called and held pursuant to proper notice on November 10, 1994, at which a quorum was present and voting, gave their consent, by at least a majority vote of the outstanding stock entitled to vote, to the adoption of the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, The Vigoro Corporation has caused this Certificate of Amendment to be signed by Karen E. Nyman, its Vice President, this 11th day of November, 1994.

                                   THE VIGORO CORPORATION

                                   By: /s/ Karen E. Nyman
                                      --------------------------------
                                      Karen E. Nyman
                                      Vice President